Exhibit 99.1

LEXINGTON REALTY TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015
FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST ANNOUNCES FOURTH QUARTER 2016 ACTIVITY

New York, NY - January 10, 2017 - Lexington Realty Trust (“Lexington”) (NYSE: LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announced the following update on its fourth quarter 2016 transaction activity.
Highlights

•	Acquired two industrial properties for an aggregate cost of $97.5 million and completed 389,000 square feet of the Lake Jackson, TX build-to-suit project for an estimated cost of $78.5 million.

•	Disposed of nine office properties for $87.1 million.

•	Invested $25.4 million in on-going build-to-suit projects and committed to acquire two industrial properties in 2017 for an aggregate cost of $71.7 million.

•	Issued approximately 1.0 million common shares at an average gross price of $10.75 per share under its At-The-Market (“ATM”) offering program.

•	Retired $14.0 million of secured debt.

•	Completed 0.7 million square feet of new leases and lease extensions with overall portfolio 96.0% leased at quarter end.
Transaction Activity

ACQUISITIONS AND COMPLETED BUILD-TO-SUIT TRANSACTIONS
Primary Tenant (Guarantor)	Location	Sq. Ft.	Property Type	Initial Basis ($000)	Estimated Annual GAAP Rent ($000)	Initial Annualized Cash Rent ($000)	Estimated GAAP Yield	Initial Cash Yield	Approximate Lease Term (Yrs)
Aryzta, LLC (Aryzta AG)	Romeoville, IL	188,000	Industrial	$52,700	$3,544	$3,301	6.7%	6.3%	15
Amazon.com.dedc, LLC (Amazon.com Inc.)	Edwardsville, IL	770,000	Industrial	44,800	2,682	2,501	6.0%	5.6%	10
The Dow Chemical Company(1)	Lake Jackson, TX	389,000	Office	78,484	8,673	7,108	9.5%	7.7%	20
		1,347,000		$175,984	$14,899	$12,910	7.8%	6.7%

1.
Three of four buildings completed in Q4 2016. Estimated GAAP and cash yields reflect estimated costs of completion of final building and developer partner payout of all four buildings, as set forth in the table immediately below.

ON-GOING BUILD-TO-SUIT PROJECTS
Location	Sq. Ft.	Property Type	Maximum Commitment/Estimated Completion Cost ($000)	GAAP Investment Balance as of 12/31/2016 ($000)(1)	Estimated Completion Date	Approximate Lease Term (Yrs)
Lake Jackson, TX(2)	275,000	Office	$78,447	$55,960	1Q 17	20
Charlotte, NC	201,000	Office	62,445	40,443	2Q 17	15
Opelika, AL	165,000	Industrial	37,000	10,249	2Q 17	25
	641,000		$177,892	$106,652

1.	During the quarter, Lexington funded $25.4 million of the projected costs of the above projects, including the completed Lake Jackson buildings.

2.	Total project is 664,000 square feet. 389,000 square feet completed in Q4 2016 as set forth in the table above.

FORWARD PURCHASE COMMITMENTS
Location	Sq. Ft.	Property Type	Maximum Acquisition Cost ($000)	Estimated Completion Date	Estimated GAAP Yield	Estimated Initial Cash Yield	Approximate Lease Term (Yrs)
Grand Prairie, TX	215,000	Industrial	$24,725	2Q 17	7.6%	6.2%	20
Warren, MI(1)	260,000	Industrial	47,000	3Q 17	8.3%	7.3%	15
	475,000		$71,725		8.0%	6.9%

1.	Lexington issued a $4.6 million letter of credit.

PROPERTY DISPOSITIONS
Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1)(2) ($000)	Annualized NOI(1) ($000)	Month of Disposition
Vacant	Canonsburg, PA	Office	$8,250	$(330)	$(330)	October
Avnet, Inc.	Phoenix, AZ	Office	32,000	1,276	1,949	October
Bank of America, National Association	Los Angeles, CA	Office	19,200	1,014	1,107	November
BluePearl Holdings, LLC(3)	Tampa, FL/Houston TX	Office	15,177	566	946	November
Nextel of Texas, Inc.(4)	Temple, TX	Office	7,463	(366)	800	December
Vacant	Westmont, IL	Office	5,000	(682)	(635)	December
			$87,090	$1,478	$3,837

1.	Quarterly period prior to sale annualized.

2.	Excludes impairment charges recognized.

3.	Four properties.

4.	Conveyed to lender in a foreclosure sale.
Including fourth quarter 2016 disposition activity, consolidated 2016 disposition volume totaled $663.0 million at average GAAP and cash capitalization rates of 10.2% and 5.1%, respectively.

LOAN INVESTMENTS
Lexington collected an aggregate $1.6 million in full satisfaction of three loan investments secured by portfolios of single-tenant retail properties.

Leasing Activity
During the fourth quarter of 2016, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	San Antonio	TX	United Healthcare Services, Inc.	11/2017	11/2024	142,500
2-3	Various	HI/PA	N/A	2016-2017	2019-2020	1,521
3	Total office lease extensions					144,021

	Industrial/Multi-Tenant
1	Plymouth	IN	Bay Valley Foods, LLC	12/2016	12/2018	300,500
2	Antioch	TN	Wirtgen America, Inc.	12/2016	12/2019	73,500
2	Total industrial/multi-tenant lease extensions					374,000

	Other
1	Chattanooga	TN	BI-LO LLC/K-VA-T Food Stores, Inc.	06/2017	06/2019	42,130
1	Total other lease extensions					42,130

6	Total lease extensions					560,151

	NEW LEASES

	Location				Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Farmers Branch	TX	Brain Synergy Institute, LLC		09/2024	12,707
2	Richmond	VA	N/A		02/2027	8,503
3	Hampton	VA	Wisconsin Physicians Service Insurance Corporation(2)		08/2023	71,073
4-9	Honolulu/Farmers Branch	HI/TX	N/A		2017-2022	5,436
9	Total new office leases					97,719

9	Total new leases					97,719

15	TOTAL NEW AND EXTENDED LEASES					657,870

1.	Leases greater than 10,000 square feet.

2.	Lease commences January 1, 2020 following expiration of existing tenant's lease.
As of December 31, 2016, Lexington's portfolio was 96.0% leased, excluding any property subject to a mortgage in default.

Dividends/Distributions
As previously announced, during the fourth quarter of 2016, Lexington declared a regular quarterly common share dividend/distribution for the quarter ended December 31, 2016 of $0.175 per common share/unit, which is payable on January 17, 2017 to common shareholders/unitholders of record as of December 30, 2016. Lexington previously announced and declared a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred Shares”), which is payable on February 15, 2017 to Series C Preferred Shareholders of record as of January 31, 2017.

Balance Sheet/Capital Markets

In the fourth quarter of 2016, Lexington issued 976,109 common shares at an average gross price of $10.75 per share under its ATM offering program.
During the fourth quarter of 2016, Lexington satisfied $14.0 million of secured debt with a weighted-average interest rate of 5.2%.
ABOUT LEXINGTON REALTY TRUST
Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity and debt investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information or to follow Lexington on social media, visit www.lxp.com.

Contact:
Investor or Media Inquiries, Heather Gentry
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: HGentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the successful consummation of any lease, acquisition, build-to-suit, financing or other transaction, (2) the failure to continue to qualify as a real estate investment trust, (3) changes in general business and economic conditions, including the impact of any legislation, (4) competition, (5) increases in real estate construction costs, (6) changes in interest rates, (7) changes in accessibility of debt and equity capital markets, and (8) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions and include initial projected leveraged returns. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held through special purpose entities, which are separate and distinct legal entities, some of which are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan (a “property owner subsidiary”) are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary, but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's general partner's, member's or managing member's creditors).

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this release and in other public disclosures.
Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

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